UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

             Date of Report (date of earliest event reported): January 1, 2012

                                DNA BRANDS, INC.
             (Exact name of registrant as specified in its charter)

      Colorado                     000-53086                     26-0394476
--------------------           -----------------------    ---------------------
(State or other jurisdiction   (Commission File No.)        (IRS Employer
of incorporation)                                          Identification No.)

                              506 N.W. 77th Street
                           Boca Raton, Florida, 33487
                   ------------------------------------------
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code: (954) 978-8401


                                       N/A
                     --------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 3.02.  Unregistered Sales of Equity Securities.

      Between January 1, 2012 and December 15, 2012, the Company:

     o    issued 3,124,050 shares of its common stock for services  rendered,

     o issued 20,000 shares of its common stock as a result of the conversion of preferred stock,

     o sold 3,656,925 shares of its common stock in private offerings. The Company received $526,544 from the sale of these shares.

      No commissions were paid in connection with the issuance of these securities.

      On August 20, 2012 the Company issued 3,499,666 shares of its common stock in connection with thte conversion of a promissory note in the principal amount of $524,950.

      The Company relied upon the exemption from registration provided by
Section 4(2) of the Securities Act of 1933 with respect to the sale of the shares. The purchasers of these securities were sophisticated investors who were provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these securities. The purchasers acquired these securities for their own accounts. The shares cannot be sold unless pursuant to an effective registration statement or an exemption from registration.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 19, 2012

                                        DNA BRANDS, INC.


                                        By: /s/ Darren Marks
                                            ----------------------
                                            Darren M. Marks,
                                            Chief Executive Officer